Prudential World Fund, Inc.                           -2-

SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)125 Broad Street, New York 10004-2498
CABLE ADDRESS: LADYCOURT, NEW YORK                     __________
FACSIMILE: (212) 558-3588 (125 Broad Street)250 PARK AVENUE, NEW YORK 10177-0021
     (212) 558-3792 (250 Park Avenue)1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
             444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                               8, PLACE VENDOME, 75001 PARIS
      ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                          101 COLLINS STREET, MELBOURNE 3000
              2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
          3602 GLOUCESTER TOWER, 11 PEDDER STREET, HONG KONG
                                        December 26, 1996



Prudential World Fund, Inc.,
   Gateway Center Three,
      100 Mulberry Street,
         Newark, New Jersey 07102.

Dear Sirs:

          You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment Company Act of 1940 with respect to your Common Stock, $.01 par value (the "Common Stock"), as follows: 40,438,936 shares of Common Stock of your Global Series (the "Global

Shares") and 8,028,562 shares of Common Stock of your International Stock Series

(the "International Shares").

          As your counsel, we are familiar with your organization and corporate status and the validity of your Common Stock.

          We advise you that, in our opinion, the Global Shares and the

International Shares are validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the Federal laws of the United

States and the General Corporation Laws of the State of Maryland, and we are

expressing no opinion as to the effect of the laws of any other jurisdiction.

          We have relied as to certain matters on information obtained from public officials, your officers and other sources believed by us to be responsible.

          We consent to the filing of this opinion with the Securities and

Exchange Commission in connection with the notice referred to above.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,


SULLIVAN & CROMWELL


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